Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Macrosolve, Inc. for the year ended December 31, 2011 of our report dated March 9, 2012, relating to our audit of the financial statements.  Our report dated March 9, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/ Hood & Associates, CPAs, P.C.
Certified Public Accountants
March 12, 2012